UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 23, 2006
PHARMA SERVICES INTERMEDIATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-123250	73-1678018

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
4709 Creekstone Drive, Suite 200, Durham, North Carolina 27703-8411

(Address of principal executive offices)
(919) 998-2000

Registrant’s telephone number, including area code
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
     On January 23, 2006, Quintiles Asia Pacific Commercial Holdings, Inc. (“QIV”), an indirect wholly-owned subsidiary of Quintiles Transnational Corp. (“Quintiles”) and an indirect wholly-owned subsidiary of Pharma Services Intermediate Holding Corp. (the “Company”), TLS Beta Pte. Ltd. (“TLS”), a Singapore company and indirect wholly-owned subsidiary of Temasek Holdings (Private) Limited, and PharmaCo Investments Ltd (“PharmaCo”, and together with QIV and TLS, the “JV Partners”), a company incorporated in Labuan, Malaysia and indirect wholly-owned subsidiary of Interpharma Asia Pacific, entered into three agreements related to the formation of a joint venture to commercialize pharmaceutical products in the Asia Pacific region (the “Joint Venture”). Temasek Holdings (Private) Limited is a beneficial owner of more than 5% of the common and preferred stock of the Company’s parent, Pharma Services Holding, Inc. The JV Partners will conduct the Joint Venture through Asia Pacific Pharmaceutical Holdings Pte. Ltd., a Singapore company (“Holdings”). The agreements include (i) a Put and Call Option Agreement among the JV Partners and Holdings (the “PCOA”), (ii) an Amended and Restated Shareholders’ Agreement among the JV Partners (the “JV Agreement”), and (iii) an Amended and Restated Shareholders’ Loan Agreement among the JV Partners and Holdings (the “Loan Agreement”) (collectively, the “JV Transaction Documents”), which are described below.
The PCOA
     Overview. The PCOA specifies the terms and conditions under which QIV will be admitted as a one-third shareholder of Holdings. Under the PCOA, QIV must sell and transfer, or cause the sale and transfer of, the assets and operations of Quintiles’ businesses that provide contract sales organization or recruitment arrangements related to the sales and marketing of pharmaceutical products in Australia, New Zealand, India and Korea (the “Innovex Asia Business”), which assets and operations have been reorganized under QIV’s wholly-owned subsidiary Innovex Asia Holdings Pte. Ltd. (“Newco3”), to Holdings at an agreed price of $33.3 million. That sale and transfer of the Innovex Asia Business is to be accomplished by the sale by QIV of all of the Newco3 issued share capital to Holdings upon exercise of a put option or call option (the “Option”) pursuant to which QIV would receive one-third of all issued share capital of Holdings and a debt obligation of Holdings in an amount equal to $33.3 million. In connection with the sale and transfer of the Innovex Asia Business, Quintiles or its affiliates (other than Newco3 and its subsidiaries) remain financially responsible for all accrued and contingent liabilities of the Innovex Asia Business through November 30, 2005, and will enter into term loan facility agreements with a two-year term to provide interest free loans to Newco3 or its subsidiaries in an aggregate amount not to exceed $5.7 million dollars to support specified working capital requirements.
     Exercise of the Option. As conditions to exercise of the Option, all Innovex Asia Business assets and operations must have been reorganized under Newco3, and certain customary conditions precedent must be satisfied by QIV or waived by TLS or PharmaCo. The PCOA automatically terminates if any of the conditions precedent are not satisfied or waived by March 15, 2006. Following satisfaction (or waiver) of all conditions on or before March 15, 2006, TLS (on Holdings’ behalf) may exercise the call option at any time on or before June 30, 2006 (subject to TLS extension to December 31, 2006) by notice to QIV, or QIV may exercise the put option at any time after the expiration of five business days from the date on which the last condition precedent was satisfied or waived, but not later than June 30, 2006, by notice to Holdings. Assuming exercise of the Option, at the closing, QIV will exchange its Newco3 shares for such number of shares of Holdings as will result in QIV owning one-third of all issued share capital in Holdings immediately post-closing and a debt obligation of Holdings in the amount of $33.3 million in lieu of payment by Holdings for the Newco3 shares (the “Completion”). The PCOA provides that if the Completion does not occur, then (i) QIV may exercise during a limited period of time a put option to compel the other JV Partners to buy, or (ii) TLS or PharmaCo may exercise during a limited period of time a call option to compel QIV to sell, all of QIV’s shares in Holdings to the JV Partners for their issue price of $1.00 per share (the “Unwind Option”).
     Innovex Trademark License. The PCOA also requires Quintiles to grant a royalty-free license to its “Innovex” trademark for use in connection with the Joint Venture in specified countries in the Asia Pacific region.
The JV Agreement
     Overview. The JV Agreement is the principal agreement that controls the relationship of the JV Partners to one another and governance of the Joint Venture.
     Share Ownership. The JV Agreement provides that the initial share capital of Holdings shall be 112 shares issued to TLS (65 shares), QIV (32 shares) and PharmaCo (65 shares). Following the Completion, QIV will be issued an additional 33 shares and each JV Partner then will own 65 shares.
     Management of Joint Venture. The JV Agreement specifies a Holdings Board of Directors with six directors, two appointed by each of the JV Partners. In addition, each of the JV Partners is entitled to equal representation on each of the committees of the Board of Directors. The Board of Directors will manage the affairs of Holdings, except that certain significant transactions (“Reserved Matters”) also require the approval of (i) any JV Partner owning at least 5% of the issued share capital of Holdings, and (ii) all other shareholders owning at least 15% of the issued share capital of Holdings (“Significant Shareholders”). The JV Agreement provides for deadlock resolution procedures in the event that the Board of Directors cannot reach agreement on any matter or if all JV Partners and Significant Shareholders cannot reach unanimous agreement on any Reserved Matters. If any matter still cannot be decided after application of these procedures, any JV Partner may offer to sell all its shares to the other JV Partners at a price specified by the offering JV Partner or may offer to purchase all the shares of Holdings held by the other JV Partners for a fair and reasonable price equal to a pro rata portion of the net asset value of Holdings. If the other JV Partners do not agree to such sale or purchase, as the case may be, then any JV Partner may compel the dissolution and winding up of Holdings.
     Non-Competition. The JV Agreement provides with limited exceptions that QIV and its affiliates may not engage in any Competing Business for so long as QIV owns at least 5% of the issued share capital of Holdings and for two years after QIV ceases to own at least 5%. Competing Business means (i) the business of acquiring any right, title or interest in or to, directly or indirectly, branded pharmaceutical products in 16 specified countries in the Asia Pacific region, (ii) the business of providing marketing services for patented and off-patent branded ethical research-based pharmaceutical and healthcare products through agency or contract sales organization arrangements, as carried on by Holdings, or (iii) the business of providing regulatory services including advisory services on regulatory environment, activities pertaining to the registration of patented and off-patent branded ethical research-based pharmaceutical and healthcare products with the relevant regulatory bodies and product license holding, market research services and sales and marketing development programs, as carried on by Holdings. QIV is required to ensure that Quintiles does not, for a period of five years from the date of the JV Agreement, grant a license to the “Innovex” trademark to certain competitors of Holdings in specified Asia Pacific region countries.
     Share Transfer Restrictions. The JV Agreement provides that, for so long as QIV is a JV Partner, QIV must remain a wholly-owned subsidiary of Quintiles or a subsidiary of an entity that directly or indirectly controls Quintiles. This ownership restriction will not be breached if the subsidiary relationship is terminated as a result of a public offering of securities or a related distribution of securities by Quintiles, any Quintiles successor or any affiliate of Quintiles (or Quintiles successor). The JV Agreement generally provides that the JV Partners may not sell, encumber or dispose of any of their respective shares in Holdings without the prior written consent of the other JV Partners. Transfers by a JV Partner to its affiliates do not require such consent. If a JV Partner desires to transfer any shares in Holdings to a third party, the other JV Partners have a right of first refusal to purchase a pro rata portion of the offered shares on the same terms and conditions offered by the third party, including a right to purchase any shares that the other non-selling JV Partner does not elect to purchase. If the non-selling JV Partners do not elect to purchase all of the offered shares, the selling JV Partner may complete the proposed sale to the third party with respect to any or all of the offered shares on terms and conditions not less favorable than those offered to the other JV Partners, subject to a customary co-sale right of the other JV Partners to sell a portion of their shares to the third party. Any transferee of shares must accept the transfer of a proportionate share of all the shareholders’ loans extended to Holdings or any of its subsidiaries by the selling JV Partner, and the other JV Partners must be reasonably satisfied that the transferee is able to fulfill its financing obligations in connection with the Joint Venture, including under the Loan Agreement.
     Drag Along Rights. If Holdings is not listed on a recognized stock exchange within six years after the date of the JV Agreement, shareholders holding not less than two-thirds of the shares in Holdings may compel the other shareholders to sell their shares in Holdings to a non-affiliate who desires to purchase all of the issued share capital of Holdings.
The Loan Agreement
     Overview. Under the Loan Agreement, each of the JV Partners commit to provide up to $65 million of financing to Holdings for acquisitions or in-licensing transactions and working capital needs. TLS commits to provide up to $65 million of cash. PharmaCo’s aggregate loan commitment consists of a cash loan of up to $15 million and assets of its existing businesses providing marketing services for pharmaceutical products in the Asia Pacific region through agency or contract sales organization arrangements and regulatory services (the “PharmaLink Business”). In lieu of payment for the PharmaLink Business, PharmaCo is deemed to have made a $50 million loan to Holdings under the Loan Agreement. QIV’s aggregate loan commitment consists of a cash loan facility of up to $31.7 million and a deemed loan in the amount of $33.3 million in lieu of payment by Holdings for the Newco3 shares at the Completion. If the Completion does not occur and QIV exercises the

Unwind Option, then QIV at any time may declare that all outstanding loans to Holdings under the Loan Agreement are immediately due and payable and thereafter all of QIV’s obligations under the Loan Agreement, including loan commitments to Holdings, are automatically cancelled. The interest rate with respect to loans under the Loan Agreement shall be as mutually agreed by Holdings and the JV Partners.
     Order of Cash Loans under the Loan Agreement. Holdings may draw down on the cash facilities under the Loan Agreement as follows:
1.	The first $50 million would be made available by TLS.

2.	The next $0.8 million would be made available by PharmaCo.

3.	The next $16.7 million would be made available by QIV.

4.	The next $45 million would be made available by TLS, PharmaCo and QIV, who would each make loans available in equal amounts of up to an aggregate of $15 million each.
     Repayment of Loans. In addition to repayment upon exercise of the Unwind Option, the Loan Agreement provides that Holdings must repay the loans under the Loan Agreement upon the earliest of (i) the joint written demand of all of the JV Partners; (ii) the written demand of any of the JV Partners delivered after the fifth anniversary of the date of the Loan Agreement; or (iii) the written demand of any of the JV Partners delivered after the second anniversary of an initial public offering of the shares of Holdings or any of Holdings’ subsidiaries. Additionally, the Loan Agreement provides for acceleration of repayment should specified events of default occur. Any repayments made by Holdings to the JV Partners would be made on a basis proportionate to the outstanding principal amounts due to each of the JV Partners at the time each such repayment is made.
     The foregoing description of the JV Transaction Documents and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the JV Transaction Documents, which are filed as Exhibits 10.01 through 10.03 to this Current Report on Form 8-K and incorporated herein by reference. The JV Transaction Documents have been included to provide investors with information about their respective terms. They are not intended to provide other factual information about the JV Partners, Holdings or Quintiles. The JV Transaction Documents include representations and warranties that the respective parties have made to each other as a matter of negotiation and risk allocation. These representations and warranties were made as of the date of the JV Transaction Documents except for QIV’s warranties under the PCOA, which are made as at the date of certain confidential disclosure schedules that will be delivered to TLS as a condition precedent to exercise of the Option and again as at the date of the Completion, and which will be qualified by information in such disclosure schedules. These provisions are not intended to be relied on by third parties, including investors, other than as an indication of how the parties to such agreements allocated risks among themselves. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

     Information in this report contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements represent the Company’s judgment concerning the future and are subject to risks and uncertainties that could cause actual results to differ materially, including, without limitation, inability of the parties to satisfy all conditions required for QIV to join the joint venture, the failure of the parties to exercise the Option required for QIV to join the joint venture, the possibility of delays in completing the three-way joint venture, the possibility that Holdings may default with respect to loans made by QIV, the inability of QIV to repay loans made by Quintiles, the possibility that the JV Partners or Significant Shareholders will deadlock over decisions regarding operation of the Joint Venture, possibly resulting in dissolution of the Joint Venture, and the ability of the parties to realize the intended benefits of the Joint Venture. Additional factors that could cause actual results to differ materially are discussed in the Company’s recent filings with the Securities and Exchange Commission, including but not limited to its most recent Form 10-Q.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit
10.01
Put and Call Option Agreement among Quintiles Asia Pacific Commercial Holdings, Inc., Asia Pacific Pharmaceutical Holdings Pte. Ltd., TLS Beta Pte. Ltd. and PharmaCo Investments Ltd, dated January 23, 2006 (incorporated herein by reference to Exhibit 10.01 of the Current Report on Form 8-K of Quintiles Transnational Corp. dated January 23, 2006, as filed with the Securities and Exchange Commission on January 26, 2006)

10.02
Amended and Restated Shareholders’ Agreement among Quintiles Asia Pacific Commercial Holdings, Inc., TLS Beta Pte. Ltd. and PharmaCo Investments Ltd, dated January 23, 2006 (incorporated herein by reference to Exhibit 10.02 of the Current Report on Form 8-K of Quintiles Transnational Corp. dated January 23, 2006, as filed with the Securities and Exchange Commission on January 26, 2006)

10.03
Amended and Restated Shareholders’ Loan Agreement among Quintiles Asia Pacific Commercial Holdings, Inc., Asia Pacific Pharmaceutical Holdings Pte. Ltd., TLS Beta Pte. Ltd. and PharmaCo Investments Ltd, dated January 23, 2006 (incorporated herein by reference to Exhibit 10.03 of the Current Report on Form 8-K of Quintiles Transnational Corp. dated January 23, 2006, as filed with the Securities and Exchange Commission on January 26, 2006)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMA SERVICES INTERMEDIATE HOLDING CORP.
By:	/s/ John S. Russell
John S. Russell
Executive Vice President

Dated: January 26, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.01
Put and Call Option Agreement among Quintiles Asia Pacific Commercial Holdings, Inc., Asia Pacific Pharmaceutical Holdings Pte. Ltd., TLS Beta Pte. Ltd. and PharmaCo Investments Ltd, dated January 23, 2006 (incorporated herein by reference to Exhibit 10.01 of the Current Report on Form 8-K of Quintiles Transnational Corp. dated January 23, 2006, as filed with the Securities and Exchange Commission on January 26, 2006)

10.02
Amended and Restated Shareholders’ Agreement among Quintiles Asia Pacific Commercial Holdings, Inc., TLS Beta Pte. Ltd. and PharmaCo Investments Ltd, dated January 23, 2006 (incorporated herein by reference to Exhibit 10.02 of the Current Report on Form 8-K of Quintiles Transnational Corp. dated January 23, 2006, as filed with the Securities and Exchange Commission on January 26, 2006)

10.03
Amended and Restated Shareholders’ Loan Agreement among Quintiles Asia Pacific Commercial Holdings, Inc., Asia Pacific Pharmaceutical Holdings Pte. Ltd., TLS Beta Pte. Ltd. and PharmaCo Investments Ltd, dated January 23, 2006 (incorporated herein by reference to Exhibit 10.03 of the Current Report on Form 8-K of Quintiles Transnational Corp. dated January 23, 2006, as filed with the Securities and Exchange Commission on January 26, 2006)